                                                                      EXHIBIT 99

         Information required by Form 11-K with respect to the Franklin Financial Employees Retirement Savings Plan for the fiscal year ended December 31, 2000.

         The following financial statements prepared in accordance with the financial reporting requirements of ERISA include the following:

         a.       Independent Auditors' Report

         b. Statement of Net Assets Available for Plan Benefits, as of December 31, 2000 and 1999

         c. Statement of Changes in Net Assets Available for Plan Benefits, for the Years Ended December 31, 2000 and 1999

         d.       Notes to Financial Statements

         e.       Schedule H - Schedule of Assets Held for Investment Purposes

         f.       Schedule H - Schedule of Reportable Transactions

                          FRANKLIN FINANCIAL EMPLOYEES
                             RETIREMENT SAVINGS PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                           DECEMBER 31, 2000 AND 1999
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS

Independent Auditors' Report............................................................1

Financial Statements:

         Statements of Net Assets Available for Plan Benefits...........................2

         Statements of Changes in Net Assets Available for Plan Benefits................3

         Notes to Financial Statements................................................4-7

Schedules:

         Assets Held for Investment Purposes............................................8

         Reportable Transactions........................................................9

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of the
Franklin Financial Employees
Retirement Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 2000 and 1999, and the changes in its net assets available for plan benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Heathcott & Mullaly, P.C.
Brentwood, Tennessee
June 20, 2001

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 2000 AND 1999

         ASSETS:                                                           2000              1999
                                                                        ----------        ----------

         Investments held by Aetna Life Insurance
           and Annuity Company, custodian                               $1,457,777         1,389,821
         Franklin Financial Corporation common stock                       256,294           261,775
         Participant loans                                                  43,891            16,043
         Cash                                                               12,152             2,426
                                                                        ----------        ----------

             Total investments, at fair value                            1,770,114         1,670,065
                                                                        ----------        ----------

         Receivables:
           Employee contributions and loan payments                            862               281
           Employer contribution                                            11,679             6,766
                                                                        ----------        ----------

             Total receivables                                              12,541             7,047
                                                                        ----------        ----------

                  Total assets                                           1,782,655         1,677,112
                                                                        ==========        ==========

                  NET ASSETS AVAILABLE FOR PLAN BENEFITS                $1,782,655         1,677,112
                                                                        ==========        ==========

See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

         ADDITIONS TO NET ASSETS ATTRIBUTED TO:                            2000              1999
                                                                        ----------        ----------

               Investment income:
                  Interest                                              $    2,447             1,766
                  Dividends                                                  3,642                --
                  Net appreciation in fair value of investments                 --           106,967
                                                                        ----------        ----------

                  Total investment income                                    6,089           108,733
                                                                        ----------        ----------

              Contributions
                  Employer                                                 118,896           134,773
                  Participants                                             296,290           238,253
                                                                        ----------        ----------

                  Total contributions                                      415,186           373,026
                                                                        ----------        ----------

                       Total additions                                     421,275           481,759
                                                                        ----------        ----------

         DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
                  Benefits paid to participants                             32,127            32,817
                  Forfeitures                                                3,958             5,610
                  Net depreciation in fair value of investments            279,647                --
                                                                        ----------        ----------

                       TOTAL DEDUCTIONS                                    315,732            38,427
                                                                        ----------        ----------

         INCREASE IN NET ASSETS                                            105,543           443,332

         NET ASSETS AT BEGINNING OF YEAR                                 1,677,112         1,223,780
                                                                        ----------        ----------

         NET ASSETS AT END OF YEAR                                      $1,782,655         1,677,112
                                                                        ==========        ==========

See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.       DESCRIPTION OF PLAN

         The following description of the Franklin Financial Employees Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

         (A)      GENERAL

                  The Plan is a defined contribution plan covering all employees of Franklin National Bank (the Company) who have three months of service and are age twenty-one or older. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Franklin National Bank is a wholly-owned subsidiary of Franklin Financial Corporation.

         (B)      CONTRIBUTIONS

                  Each year, participants may contribute up to 15% of pretax annual income, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the option of the Company. Contributions are subject to certain limitations. Effective January 1, 1998 all employer contributions are invested in Franklin Financial Corporation stock.

         (C)      PARTICIPANTS ACCOUNTS

                  Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings, and charged with an allocation of administrative expenses, if any. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         (D)      VESTING

                  Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings is based on years of continuous service. A participant is 100 percent vested after 3 years of service.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.       DESCRIPTION OF PLAN, CONTINUED

         (D)      VESTING, CONTINUED

                  Participants automatically become fully vested, regardless of the years of service completed, upon attainment of the Plan's normal retirement age of 65, upon death, or upon disability.

         (E)      INVESTMENT OPTIONS

                  Upon enrollment in the Plan, a participant may direct employee contributions in any of thirteen investment options including common stock of Franklin Financial Corporation.

         (F)      PARTICIPANT LOANS

                  Participants may borrow from their fund accounts to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer to (from) the investment funds from (to) the Participant notes fund. Loan terms are limited to five years. The loan term may exceed five years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through monthly payroll deductions.

         (G)      PAYMENT OF BENEFITS

                  On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant"s vested interest in his or her account, or annual installments. For termination of service due to other reasons, a participant may receive the value of the vested interest in their account as a lump sum distribution.

         (H)      FORFEITED ACCOUNTS

                  Forfeitures of nonvested Company contributions are to be used to pay expenses of the Plan.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.       DESCRIPTION OF PLAN, CONTINUED

         (I)      PLAN TERMINATION

                  Although it has not expressed any intent to do so, the Company has the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      BASIS OF PRESENTATION

                  The financial statements of the Plan have been prepared on an accrual method of accounting.

         (B)      ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

         (C)      INVESTMENTS

                  Investments are stated at fair value as reported by the custodian. Fair values have been determined by quoted prices on an active market. Shares of mutual funds are valued at quoted market prices which represent the net assets value of shares held by the plan at year end.

         (D)      PAYMENT OF BENEFITS

                  Benefits are recorded when paid.

3.       INVESTMENTS

         The following presents investments at December 31, 2000 and 1999 that represent 5% or more of the plan's net assets.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

3.         INVESTMENTS, CONTINUED

                                                                     2000            1999
                                                                   --------        --------

         Aetna Investments Growth and Income Fund                  $336,321         409,222

         Aetna Investments Balanced Fund                            116,529         114,977

         Aetna Investments Fixed Account                            264,274         244,271

         Portfolio Partners MFS Emerging Equities                   132,777         110,643

         Fidelity VIP Equity Income Portfolio                       108,446         116,962

         Fidelity VIP Growth Portfolio                              376,044         275,803

         Franklin Financial Corporation Common Stock*               256,294         261,775

         * Includes amounts contributed by the Employer (nonparticipant-directed) of $160,272 and $133,751 at December 31, 2000 and 1999, respectively. The Employer contribution to the nonparticipant-directed account for the year ended December 31, 2000 amounted to $118,896. Dividends and interest totaled $2,248, and net depreciation for the year was $86,538.

4.       TAX STATUS

         The Plan has received a determination letter in which the Internal Revenue Service stated the Plan, as currently designed, is in compliance with the applicable requirements of the Internal Revenue Code.

5.       RELATED PARTY TRANSACTION

         Certain Plan investments are shares of institutional funds managed by Aetna Life Insurance and Annuity Company. Aetna Life Insurance and Annuity Company is the custodian of the Plan and, therefore, these transactions qualify as party-in-interest. Franklin Financial Corporation is also a party-in-interest to the Plan.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 2000

               SCHEDULE H - SCHEDULE OF ASSETS HELD FOR INVESTMENT
                             PURPOSES AT END OF YEAR

          Identity of Issue,                     Description of                       Current
           Borrower, Lessor                        Investment            Cost         Value
          ------------------                   ------------------      --------      --------

* Aetna Growth and Income                      Institutional fund           N/A      $336,321

* Aetna Money Market                           Money Market                 N/A        54,310

* Aetna Bond                                   Institutional fund           N/A         7,034

* Aetna Balanced                               Institutional fund           N/A       116,529

* Aetna Guaranteed Accumulation
Account - Short Term                           Institutional fund           N/A         2,226

* Aetna Fixed Account #26                      Institutional fund           N/A       264,274

Portfolio Partners Scudder Int'l Growth        Mutual fund                  N/A        28,750

Portfolio Partners MFS Research
Growth                                         Mutual fund                  N/A        36,912

Portfolio Partners MFS Emerging
Equities                                       Mutual fund                  N/A       132,777

Fidelity VIP Equity Income Portfolio           Mutual fund                  N/A       108,446

Fidelity VIP Growth Portfolio                  Mutual fund                  N/A       376,044

* Participant Loans                            8.25% - 8.75%                N/A        43,891

* Franklin Financial Corporation               Employer Stock          $452,053       256,294

TOTAL INVESTMENTS

* Party-in-interest to the Plan.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 2000

                SCHEDULE H - SCHEDULE OF REPORTABLE TRANSACTIONS

                                                                                                             CURRENT
                                                                                                             VALUE OF
                                                                                                              ASSET
   IDENTITY OF                                                                                                 ON
      PARTY            DESCRIPTION        PURCHASE      SELLING      LEASE      EXPENSE       COST OF      TRANSACTION   NET GAIN
    INVOLVED            OF ASSET            PRICE        PRICE      RENTAL     INCURRED        ASSET          DATE        OR LOSS
----------------------------------------------------------------------------------------------------------------------------------

1) Single Transactions

* Franklin          Employer             $ 109,212        --          --          --        $ 109,212       $ 109,212       --
Financial Corp      Stock

2) Series of Nonsecurity Transactions

   None reportable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 28th day of June, 2001, by the undersigned thereunto duly authorized.

                                             FRANKLIN FINANCIAL EMPLOYEES
                                             RETIREMENT SAVINGS PLAN


                                             By: /s/ Gordon E. Inman
                                                --------------------------------
                                                Gordon E. Inman, Trustee
                                                (Plan Administrator)


                                             By: /s/ Richard E. Herrington
                                                 -------------------------------
                                                 Richard E. Herrington, Trustee
                                                 (Plan Administrator)